Exhibit 3

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

3 September 2004

Companies Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY    NSW    2000

Dear Sir/Madam

Performance Share Right Grant – Westpac Performance Plan (series 207)

Performance Share Rights (share rights) were granted on 3 August 2004 under the Westpac Performance Plan to eligible employees of members of the Westpac Group.  Details are:

1.	Closing date of issue:	27 July 2004

2.	Number of share rights issued:	40,600

3.	Amount paid per share right:	Nil

4.	Issue price or consideration:	No consideration is payable

5.	Share rights are not eligible to participate in dividends. Fully paid ordinary shares allotted upon the exercise of share rights rank immediately for dividends.

6.	The share rights will not be listed and are not transferable.

7.

Subject to satisfaction of performance requirements as set out in the Plan, share rights will vest and may be exercised in multiples of 500 no earlier than 2 years from the date of grant and no later than 10 years from the date of grant. If not exercised, the share rights will lapse.

8.

On retirement, retrenchment, death, temporary and permanent disablement and an employer ceasing to be a Westpac subsidiary, unvested share rights may vest (in certain circumstances subject to satisfaction of performance requirements and on a pro-rated basis) and vested share rights are to be exercised within 12 months, or within 10 years, whichever is the sooner – otherwise the share rights will be forfeited. On resignation, vested share rights are to be exercised within 3 months or within 10 years, whichever is the sooner – otherwise the share rights will be forfeited.

9.	On dismissal share rights will be forfeited.

10.	Share rights shall not participate in any bonus issue of securities unless and until they are exercised.

Yours sincerely

Emma Lawler

Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

3 September 2004

Companies Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY    NSW    2000

Dear Sir/Madam

Performance Share Right Grant – Westpac Performance Plan (series 307)

Performance Share Rights (share rights) were granted on 3 August 2004 under the Westpac Performance Plan to eligible employees of members of the Westpac Group.  Details are:

1.	Closing date of issue:	27 July 2004

2.	Number of share rights issued:	12,632

3.	Amount paid per share right:	Nil

4.	Issue price or consideration:	No consideration is payable

5.	Share rights are not eligible to participate in dividends. Fully paid ordinary shares allotted upon the exercise of share rights rank immediately for dividends.

6.	The share rights will not be listed and are not transferable.

7.

Subject to satisfaction of performance requirements as set out in the Plan, share rights will vest and may be exercised in multiples of 500 no earlier than 3 years from the date of grant and no later than 10 years from the date of grant. If not exercised, the share rights will lapse.

8.

On retirement, retrenchment, death, temporary and permanent disablement and an employer ceasing to be a Westpac subsidiary, unvested share rights may vest (in certain circumstances subject to satisfaction of performance requirements and on a pro-rated basis) and vested share rights are to be exercised within 12 months, or within 10 years, whichever is the sooner – otherwise the share rights will be forfeited. On resignation, vested share rights are to be exercised within 3 months or within 10 years, whichever is the sooner – otherwise the share rights will be forfeited.

9.	On dismissal share rights will be forfeited.

10.	Share rights shall not participate in any bonus issue of securities unless and until they are exercised.

11.	Listing Rule 7.1 applies to this issue of share rights.

Yours sincerely

Emma Lawler

Head of Group Secretariat (Acting)